Griffon
   Corporation   100 Jericho Quadrangle, Jericho, New York 11753-2794
                 (516) 938-5544    Fax (516) 938-5644

                                                                    NEWS RELEASE


               GRIFFON CORPORATION ANNOUNCES ITS PURCHASE OF THE
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        OUTSTANDING 40% MINORITY SHARE OF ITS EUROPEAN PLASTIC PRODUCTS
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                             JOINT VENTURE PARTNER
                             ---------------------

     Jericho, New York, July 1, 2005 - Griffon Corporation (NYSE:GFF) announced that yesterday, Clopay Plastics Products Company, its specialty plastic films operation, entered into a definitive agreement to purchase the outstanding 40% minority share of Finotech GmbH & Co. KG (Finotech) from its joint venture partner, BBA Group PLC, in an $82 million cash transaction. Established in 1996, Finotech is a leading developer and manufacturer of sophisticated films, laminates and printing solutions for global consumer products companies and others, primarily in the infant diaper and other hygienic markets.

     Gary Abyad, President of the Clopay Plastics Products Company stated that the move to 100% ownership increases financial and operational flexibility and will enable Clopay to streamline its German operations and strengthen its core film business, creating a firm base for anticipated growth in European operations.

     It is expected that the transaction will be completed next week and that the purchase will be funded with cash on-hand and financing obtained through the existing revolving credit facility. The purchase transaction is expected to be accretive to earnings.


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Griffon Corporation -

o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

o    develops  and  manufactures   information  and  communication  systems  for
     government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.